Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2015, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-205217) and related Prospectus of Sunrun Inc. for the registration of 20,585,000 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

July 22, 2015